UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 1, 2025

Universal Biosensors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Avenue Rowville, 3178, Victoria Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

+61 3 9213 9000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of John Sharman as Chief Executive Officer and from the Board of Directors

On April 1, 2025 (the “Effective Date”), Universal Biosensors, Inc. (the “Company”) announced that John Sharman resigned from his position as Chief Executive Officer and Managing Director on the Board of Directors (the “Board”) of the Company, effective on the Effective Date. Mr. Sharman’s decision to resign from the Board and as Chief Executive Officer was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and the Board extend their gratitude to Mr. Sharman for his contributions to the Company. Mr. Sharman has a 6 months’ notice period under his existing Executive Services Agreement, dated March 3, 2020 (the “Sharman Agreement”), between the Company and Mr. Sharman, and during this time he will act as an advisor to the Company.

The foregoing description is a summary of the Sharman Agreement only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the Sharman Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2020, filed on May 1, 2020.

In connection with Mr. Sharman’s resignation, the Board reduced the size of the Board from six members to five members.

Appointment of Peter Mullin as Chief Executive Officer and Managing Director

On the Effective Date, the Company announced that the Board appointed Peter Mullin as Chief Executive Officer and Managing Director of the Board, effective as of the Effective Date. As a result of such appointment, Mr. Mullin will serve as the Company’s principal executive officer and will continue to serve as a Class I director and the Company’s principal financial officer.

In connection with Mr. Mullin’s appointment as Chief Executive Officer and Managing Director, Mr. Mullin and the Company entered into an executive services agreement (the “Executive Services Agreement”), dated March 31, 2025. Pursuant to the terms of the Executive Services Agreement, commencing on the Effective Date, Mr. Mullin will receive an annual total renumeration package of $400,000 AUD, consisting of (i) an annual base salary of $370,067.80 AUD and (ii) the minimum statutory superannuation contribution of $29,932.20 AUD in accordance with the Superannuation Guarantee (Administration) Act 1992 (Cth).

Pursuant to the terms of the Executive Services Agreement, Mr. Mullin’s employment is at will and may be terminated at any time by the Company or Mr. Mullin with six months written notice. The foregoing description is a summary of the Executive Services Agreement only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the Executive Services Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, on the Effective Date, the Remuneration Committee of the Board (the “Committee”) approved, subject to stockholder approval, grants of options to Mr. Mullin under the Company’s Employee Incentive Plan, in connection with his service as Chief Executive Officer of the Company. Specifically, the Committee approved a grant of 15 million options (the “Equity Award”) to Mr. Mullin under the Company’s Employee Incentive Plan pursuant to the terms of an offer letter (the “Offer Letter”). The Equity Award is expected to vest in three equal tranches on each of the 12-month anniversary of the date of grant at an exercise price of $0.10 AUD, $0.16 AUD and $0.30 AUD, respectively. The Equity Award is subject to the Company obtaining all necessary stockholder approvals under the listing rules of the Australian Stock exchange at the Company’s 2025 annual general meeting of stockholders. The foregoing description is a summary of the Offer Letter only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Equity Award replaces the Mr. Mullin’s equity award announced on in connection with Mr. Mullin being appointed as Chief Financial Officer that was disclosed on the Current Reports on Form 8-K filed on January 7, 2025 and January 15, 2025.

Mr. Mullin, age 56, was appointed as the Company’s Chief Financial Officer in December 2024 and as an Executive Director on January 15, 2025. Mr. Mullin has more than 20 years’ business experience in finance, strategy, business transformation and mergers and acquisitions, including extensive international experience in Europe, Asia and the Pacific. Prior to joining the Company, from April 2023 to December 2024, Mr. Mullin worked in several startup businesses, focused on commercializing the proposition, in the fields of digital financial services, wholesale credit assessment and reporting and financial literacy. From February 2020 to April 2023, Mr. Mullin served as Chief Executive Officer of The Comfort Group, an international mattress and foam manufacturing business. From January 2014 to February 2020, Mr. Mullin served as a Managing Director of Pensions and Investments at ANZ Bank. In addition, from January 2013 to February 2020, Mr. Mullin served as a Managing Director of E*Trade. Mr. Mullin holds a Bachelor of Commerce from University of Western Sydney and is a Certified Practicing Accountant (CPA).

There are no arrangements or understandings between Mr. Mullin and any other persons pursuant to which he was appointed as Chief Executive Officer of the Company. There are no family relationships between Mr. Mullin and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Mullin had a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01         Regulation FD Disclosure.

On the Effective Date, the Company issued a press release announcing the resignation of Mr. Sharman and the appointment of Mr. Mullin as Chief Executive Officer and Managing Director. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.          Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description of Exhibits
10.1	Executive Service Agreement, dated March 31, 2025, between Universal Biosensors, Inc. and Peter Mullin.
10.2 99.1	Offer Letter, dated March 31, 2025, between Universal Biosensors, Inc. and Peter Mullin. Press Release, dated April 1, 2025.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: April 1, 2025	By:	/s/ Peter Mullin
Peter Mullin
Chief Executive Officer